Exhibit 99.1

Contacts:	Investor Relations:	Corporate Communications:
	Brent Anderson	Jane Hays
	Vice President-Investor Relations	Vice President-Corporate Communications
	(972) 543-8207	(972) 543-8123

MERITAGE HOMES ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

Scottsdale, Ariz. (April 16, 2008) – Meritage Homes Corporation (NYSE: MTH), a leading U.S. homebuilder, announced today that it will file a preliminary prospectus supplement for a proposed public offering of up to 4,000,000 shares of common stock. All shares are being offered by Meritage Homes. The Company will grant the underwriters an option to purchase up to an additional 600,000 shares to cover over-allotments, if any. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Meritage plans to use the proceeds received from this offering for working capital and other general corporate purposes.

The offering will be made through an underwriting syndicate led by Citi Markets & Banking as sole book-running manager and representative of the underwriters.

The common stock will be offered only pursuant to a prospectus supplement to an effective registration statement (including a prospectus) filed May 14, 2002. A preliminary prospectus supplement related to the offering will be filed with the Securities and Exchange Commission and is available on the SEC’s website www.sec.gov. A printed copy of the preliminary prospectus supplement relating to the offering may be obtained by contacting Citi Markets & Banking, 140 58th Street, 8th Floor, Brooklyn, New York 11220, (telephone number: 718-765-6732).

This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

MTH SECONDARY OFFERING/ 2

About Meritage Homes Corporation

Meritage Homes Corporation (NYSE:MTH) builds primarily single-family homes across the southern and western United States under the Meritage, Monterey and Legacy brands. Meritage has active communities in Houston, Dallas/Ft. Worth, Austin, San Antonio, Phoenix/Scottsdale, Tucson, Las Vegas, the California East Bay/Central Valley and Inland Empire, Denver and Orlando.  The Company was ranked by Builder magazine in 2007 as the 12th largest homebuilder in the U.S. and ranked #580 on the 2007 Fortune 1000 list. For more information about the Company, visit www.meritagehomes.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include those regarding the Company’s proposed secondary offering of common stock,  subject to current market conditions, which are subject to significant risks and uncertainties. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations.

Meritage’s business is subject to a number of risks and uncertainties, including: the ability to successfully complete the proposed offering, fluctuations in demand, competition, sales orders, cancellation rates and home prices in our markets; potential write-downs or write-offs of assets or deposits; interest rates and changes in the availability and pricing of residential mortgages; housing affordability;  success in locating and negotiating potential acquisitions; successful integration of acquired operations with existing operations; investments in land and development joint ventures; dependence on key personnel and the availability of satisfactory subcontractors; materials and labor costs; the ability to take certain actions because of restrictions contained in the indentures for the Company’s senior and senior subordinated notes and the agreement for the unsecured credit facility; the Company’s lack of geographic diversification; the cost and availability of insurance, including the unavailability of insurance for the presence of mold; potential exposure to natural disasters; the impact of construction defect and home warranty claims; demand for and acceptance of the Company’s homes; changes in the availability and pricing of real estate in the markets in which the Company operates; the ability to acquire additional land or options to acquire additional land on acceptable terms; the exposure to obligations under performance and surety bonds, performance guarantees and letters of credit; general economic slow downs; consumer confidence, which can be impacted by economic and other factors such as terrorism, war, or threats thereof and changes in energy prices or stock markets; inflation in the cost of materials used to construct homes; the Company’s level of indebtedness and the ability to raise additional capital when and if needed; legislative or other initiatives that seek to restrain growth or new housing construction or similar measures and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2007, under the caption “Risk Factors.” As a result of these and other factors, the Company’s stock and note prices may fluctuate dramatically.

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